SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported):            September 28, 2012

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

       000-22849                                                                        65-0420146

            (Commission File Number)                                   (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954)917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

On September 28, 2012 we held our 2012 Annual Meeting of Shareholders, at which time all matters submitted to a vote of our shareholders as described in the proxy statement we filed with the SEC on August 13, 2012 were approved. At the 2012 Annual Meeting, 8,541,487 shares were present, all by valid proxy and which represented the required quorum, and our shareholders took the following actions:

Election of Directors - Our shareholders elected Randy S. Selman, Alan M. Saperstein, Clifford Friedland, Charles C. Johnston, Carl Silva, Leon Nowalsky and Robert D. (‘RD”) Whitney to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified. The number of votes cast with respect to each of these individuals is as set forth below:

	Shares For	Shares Withheld

Randy S. Selman	3,451,726	162,484
Alan M. Saperstein	3,453,104	161,106
Clifford Friedland	3,442,829	171,381
Charles C. Johnston	3,455,805	158,405
Carl Silva	3,448,981	165,229
Leon Nowalsky	3,441,929	172,281
Robert D. (“RD”) Whitney	3,449,370	164,840

4,927,277 of the shares that were present were not eligible to vote with respect to the election of directors (i.e., broker non-votes) and thus are not reflected in the above table.

Ratification of Independent Accountants - Our shareholders ratified the appointment of Mayer Hoffman McCann P.C. as our independent accountants. The vote totals were 7,396,125 shares for, 1,136,711 shares against and 8,651 shares abstaining.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
September 28, 2012		Robert E. Tomlinson, CFO